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                                                                     EXHIBIT 5.1


                    [LETTERHEAD CNA FINANCIAL CORPORATION]


CNA Financial Corporation
CNA Plaza
Chicago, Illinois  60685

Re:  Validity of Certain Debt Securities and Preferred Stock

Gentlemen:

I am providing this opinion as Senior Vice President, Secretary and General Counsel of CNA Financial Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 with the Securities and Exchange Commission on August , 1997 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the issuance and sale of up to $1,000,000,000 of one or more series of the Company's unsecured debt securities (the "Debt Securities") or shares of preferred stock ("Preferred Stock," and together with the Debt Securities, the "Securities"). The Debt Securities may evidence either senior indebtedness (the "Senior Debt Securities") or subordinated indebtedness (the "Subordinated Debt Securities"). The Senior Debt Securities, the Subordinated Debt Securities and the Preferred Stock may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale. The Debt Securities maybe offered in one or more series with the same or various maturities, at par or with an original issue discount and may be denominated either in U.S. dollars or foreign currencies, including European Currency Units.

In connection with the foregoing, I have examined the minute books and stock records of the Company; the Certificate of Incorporation and By-Laws of the Company; the Registration Statement; resolutions duly adopted by the Board of Directors of the Company relating to the authorization and proposed issuance of the Senior Debt Securities, the Subordinated Debt Securities and the Preferred Stock; the Indenture, dated March 1, 1991, the First Supplemental Indenture between the Company and The First National Bank of Chicago (the "Bank"), as trustee, dated as of October 15, 1993, and the Subordinated Indenture between the Company and the Bank. The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the "Indentures" and individually as an applicable Indenture. Capitalized terms not otherwise defined in this opinion are used with the same meaning as when used in the Registration Statement.

In addition, I have reviewed such other documents and instruments and have conferred with officers and directors of the Company and have ascertained or verified to my satisfaction such additional facts with respect to the Company as I have deemed necessary or appropriate for the purposes of rendering this opinion.

                               [CNA LETTERHEAD]

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I am a member of the Bar of the States of Illinois and Wisconsin and do not
express any opinion as to any matters governed by any laws other than the laws of Illinois, the General Corporation Law of the State of Delaware and the federal law of the United States.

Based upon the foregoing, I am of the opinion that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and

2. When (a) the Registration Statement shall have become effective under the Securities Act of 1933, as amended (the "Act"), and the Senior Debt Securities, the Subordinated Debt Securities and Preferred Stock have been registered under the Act, (b) the applicable Indenture to which a series of Debt Securities are to be issued has been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Bank, (c) all actions specified in the applicable Indenture for the establishment of such series of Debt Securities and of the terms of each Debt Security of such series have been taken and (d) the Debt Securities of such series have been duly executed by the Company, authenticated by the Trustee under the applicable Indenture and issued and delivered in the manner set forth in the Prospectus and any Prospectus Supplement relating to such series of Debt Securities against payment therefor, (i) the Debt Securities will constitute duly authorized, validly issued and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits provided by the applicable Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity, and (ii) any Preferred Stock issued and delivered in accordance with the Registration Statement, the Prospectus and any applicable Prospectus Supplement will constitute duly authorized, validly issued, fully paid and nonassessable shares of Preferred Stock of the Company.

I hereby consent to the filing of this opinion by the Company as an Exhibit to the Registration Statement and to the reference to my name under the caption "Legal Matter" in the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. This consent is not to be construed as an admission that I am a person whose consent is required to be filed with the Registration Statement under the Securities Act of 1933, as amended.

Very truly yours,

/s/ Donald M. Lowry

Donald M. Lowry